Exhibit 99.3

Virtuix Launches “Made for Meta” Omni One for Quest

New Product Brings Unrestricted Movement to Millions of Meta Quest Headsets
Worldwide

Made for Meta Launch Positions Virtuix within Meta’s Certified Ecosystem and
Expands Consumer Reach to the World’s Largest XR User Base

AUSTIN, TEXAS (June 23, 2026) – Virtuix Inc. (NASDAQ: VTIX), a leading developer of full-body virtual reality systems, today announced the launch of Omni One for Quest, bringing unrestricted, physical movement to the Meta Quest ecosystem and expanding the company’s addressable market to millions of active Quest users. Omni One for Quest will be part of the “Made for Meta” program and featured in the Meta Store, providing Virtuix exposure to the world’s largest XR user base.

Omni One for Quest enables users to physically walk, run, crouch, strafe, and jump in 360 degrees inside Meta Quest games and fitness apps. Designed as a plug-and-play system, Omni One for Quest combines Virtuix’s omni-directional treadmill technology with the existing Quest game library to create a more physically active, immersive, and engaging gaming experience.

“This launch significantly expands Omni One’s addressable market and brings our full-body movement platform to the world’s largest XR ecosystem,” said Jan Goetgeluk, CEO of Virtuix. “Meta Quest has helped bring virtual reality into the mainstream with the largest XR userbase globally. We’re thrilled to bring the Omni experience to the Quest userbase as we continue to scale our consumer business.”

Omni One for Quest is compatible with Meta Quest 2 and Quest 3 headsets, expanding access to millions of Quest users worldwide. The platform launches with popular titles including VAIL, Forefront, The Boys, and Star Trek: Infection, with additional compatible games planned over time. Users can also play online with other Quest players, including those without an Omni system.

Often described as the “Peloton for Gamers,” Omni One combines immersive gameplay with meaningful physical activity, letting players burn up to 700 calories per hour while gaming. Omni One maintains an average customer rating of 4.8 out of 5 stars and was recognized with the 2025 Auggie Award for Best VR Interaction Product.

The launch builds on growing momentum across Virtuix’s consumer, enterprise, and defense businesses, further strengthening the company’s position at the intersection of immersive gaming, spatial computing, and AI-enhanced interactive experiences. The global video game market is projected to exceed $600 billion over the next decade, while XR adoption continues to accelerate as major technology companies including Meta, Apple, and Google continue investing billions of dollars into XR ecosystems. Virtuix believes full-body movement represents a critical component of next-generation immersive computing. The Omni One for Quest launch also expands opportunities for future content partnerships, game integrations, and recurring user engagement across the broader Virtuix ecosystem.

Omni One for Quest is available beginning today through virtuix.com and authorized distribution partners at $2,595 USD / €2,995 / £2,795. To celebrate the launch, Virtuix is offering a limited-time Quest gaming package with four bundled games optimized for Omni One movement, including Teenage Mutant Ninja Turtles: Empire City, Men in Black: Most Wanted, Exoshock, and Zero Caliber 2. Learn more at virtuix.com/omni-one-quest.

To view the Omni One for Quest launch trailer, visit: https://youtu.be/tMse6faII3Y

About Virtuix

Virtuix Inc. (NASDAQ: VTIX) is a leading manufacturer of AI-driven, full-body virtual reality systems for consumer, enterprise, healthcare, and defense markets. The company’s premier portfolio of “Omni” omni-directional treadmills enables users to walk and run in 360 degrees inside video games and other immersive virtual reality applications. With a commitment to innovation, Virtuix continues to push the boundaries of XR, spatial computing, and AI-driven immersive experiences. For more information, visit virtuix.com.

Please visit the Company’s new Investor Relations website at invest.virtuix.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate,” “could,” “would,” “potential” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements in this press release include, without limitation, statements regarding the Company’s plans to pursue strategic acquisitions, the potential benefits of any such acquisition, the expected synergies, the potential impact on revenues or shareholder value, and the Company’s position in the defense training market. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the Company’s ability to identify, negotiate, and complete acquisitions on favorable terms or at all; the ability to successfully integrate any acquired business; risks related to government contracting, including contract cancellations, modifications, or funding changes; the uncertainties related to market conditions; and other factors discussed in the “Risk Factors” section of the Company’s registration statement filed with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

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Company Contact

Lauren Premo

Virtuix Inc.

press@virtuix.com

Investor Relations Contact

Chris Tyson

MZ Group

Direct: 949-491-8235

VTIX@mzgroup.us

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